SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☑

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☑	Soliciting Material Under Rule 14a-12

Argo Group International Holdings, Ltd.

(Name of Registrant as Specified in Its Charter)

Voce Capital Management LLC
Voce Capital LLC

Voce Catalyst Partners LP

J. Daniel Plants

Carol A. McFate

Bernard C. Bailey

Kathleen M. Dussault

Nicholas C. Walsh

Charles H. Dangelo

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

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4)	Date Filed:

On March 8, 2019, Voce Capital Management LLC issued a press release (the "Press Release") and uploaded new information to its website: www.Argo-SOS.com. A copy of the Press Release is filed herewith as Exhibit 1. Screenshots of the new website information are uploaded as Exhibit 2.

In addition, information regarding the Participants (as defined in Exhibit 3) in a shareholder notice of nomination and intent to present shareholder proposals at the 2019 annual general meeting of shareholders of Argo Group International Holdings, Ltd is filed herewith as Exhibit 3.